UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Pluristem Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PLURISTEM THERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 31, 2018

You are hereby notified that the annual meeting of stockholders of Pluristem Therapeutics Inc., or the Company, will be held on the 31st day of May 2018 at 5:00 p.m., local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905, for the following purposes:

1.      To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.      To ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018; and

3.      To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on April 2, 2018 as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you vote by internet or telephone, or complete, sign and date a proxy card, which you may obtain upon request, without delay, even if you now plan to attend the annual meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at http://www.astproxyportal.com/ast/15665/. You may vote via the internet at www.voteproxy.com with American Stock Transfer and you may vote via the telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet or by telephone you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,

Yaky Yanay, Co-Chief Executive Officer and President
April 3, 2018

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

 PLURISTEM THERAPEUTICS INC.
Matam Advanced Technology Park
Building No. 5
Haifa, Israel, 31905

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by Pluristem Therapeutics Inc., or the Company, to the holders of record of the Company’s outstanding shares of Common Stock, $0.00001 par value per share, or Common Stock, commencing on or about April 3, 2018. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of stockholders of the Company, or the Meeting, to be held on the 31st day of May 2018 at 5:00 p.m. local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed April 2, 2018 as the record date for the Meeting. Only stockholders of record on April 2, 2018, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On April 2, 2018, there were issued and outstanding 110,867,819 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the holders of at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will be counted as not voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees, for the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018, and for the approval of any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.  To the extent permissible, votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Proposal No. 1 is a non-routine proposal; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposal No. 1 without your instructions.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the stockholder appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to stockholders for the fiscal year ended June 30, 2017, or Fiscal Year 2017, respectively, to each stockholder of record, we may furnish proxy materials via the internet. Accordingly, all of our stockholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about April 13, 2018.

On the date of mailing the Notice of Internet Availability of Proxy Materials, stockholders will be able to access all of the proxy materials at http://www.astproxyportal.com/ast/15665/. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information presented on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, nine directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors. All of the director nominees are current members of our Board.

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	64
Mr. Aberman joined the Company in September 2005 and has served as our Co-CEO since March 2017, as our Chief Executive Officer, or CEO from November 2005 until March 2017, and served from September 2005 until February 2014 as President of the Company.  He changed the Company’s strategy towards cellular therapeutics. Mr. Aberman’s vision to use the maternal section of the Placenta (Decidua) as a source for cell therapy, combined with the Company’s 3D culturing technology, led to the development of our products. Since November 2005, Mr. Aberman has served as a director of the Company, and since April 2006, as Chairman of the Board. He has 25 years of experience in marketing and management in the high technology industry. Mr. Aberman has held the CEO and Chairman positions of companies located in Israel, the United States, Europe, Japan and Korea.  Mr. Aberman has operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotics. He serves as the chairman of Rose Hitech Ltd., a private investment company. He previously served as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a company involved in data management.  Prior to holding those positions, Mr. Aberman served as the President and CEO of Elbit Vision System Ltd. (EVSNF.OB), a company engaged in automatic optical inspection.  Before joining the Company, Mr. Aberman served as President and CEO of Netect Ltd., a company specializing in the field of internet security software and was the co-founder, President and CEO of Associative Computing Ltd., which developed an associative parallel processor for real-time video processing. He also served as Chairman of Display Inspection Systems Inc., specializing in laser based inspection machines and as President and CEO of Robomatix Technologies Ltd.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel.  Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

We believe that Mr. Aberman’s qualifications to sit on our Board include his unique multidisciplinary innovative approach, years of experience in the financial markets in Israel and globally, as well as his experience in serving as the CEO of publicly traded entities.

Israel Ben-Yoram*	57
Mr. Ben-Yoram became a director of the Company in January 2005.  He has been a director and partner in the Israeli accounting firm of Mor, Ben-Yoram and Partners since 1985.  In addition, since 1992, Mr. Ben-Yoram has been a shareholder and has served as the head director of Mor, Ben-Yoram Ltd., a private company in Israel operating in parallel to Mor, Ben-Yoram and Partners.  Mor, Ben-Yoram Ltd. provides management services, economic consulting services and other professional services to businesses. Furthermore, Mr. Ben-Yoram is the founder, owner and CEO of SBY Group (Eshed Dash Ltd., Zonbit Ltd. and Eshed Yuvalim Ltd.). During 2003 to 2004, Mr. Ben-Yoram served as a director of Brainstorm Cell Therapeutics Inc. (BCLI) and Smart Energy solutions, Inc. (SMGY), each of which were traded on the Nasdaq Stock Market LLC, or Nasdaq. Mr. Ben-Yoram is a member of the Society of Trust and Estate Practitioners.

Mr. Ben-Yoram received a B.A. in accounting from Tel Aviv University, an M.A. in Economics from the Hebrew University of Jerusalem, an LL.B. and an MBA from Tel Aviv University and an LL.M. from Bar Ilan University. In addition, Mr. Ben-Yoram is a Certified Public Accountant in Israel and is qualified in arbitration and in mediation.

We believe that Mr. Ben-Yoram’s qualifications to sit on our Board include his years of experience in the high-tech industry, his experience serving as a director of Nasdaq-listed companies, as well as his knowledge and familiarity with corporate finance and accounting.

Isaac Braun*	65
Mr. Braun became a director of the Company in July 2005.  Mr. Braun is a business veteran with entrepreneurial, industrial and manufacturing experience.  He has co-founded and served as a board member of several hi-tech start-ups in the areas of e-commerce, security, messaging, search engines and biotechnology.  Mr. Braun is involved with advising private companies in the areas of capital raising and business development.

		We believe that Mr. Braun’s qualifications to sit on our Board include his years of experience in the high-tech industry, as well as his knowledge and familiarity with corporate finance.

Mark Germain*	67
Mr. Germain became a director of the Company in May 2007.  Between May 2007 and February 2009, Mr. Germain served as Co-Chairman of our Board.  Mr. Germain has been a merchant banker serving primarily the biotech and life sciences industries for over five years.  He has been involved as a founder, director, chairman of the board of, and/or investor in, over twenty companies in the biotech field and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions.  He graduated from New York University School of Law in 1975, Order of the Coif, and was a partner in a New York law firm practicing corporate and securities law before leaving in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company that was sold in 1991.  In addition to being a director of the Company, Mr. Germain is a Managing Director at The ÆNTIB Group, a boutique merchant bank. Mr Germain also serves or served as a director of the following companies that were reporting companies in the past: Stem Cell Innovations, Inc., Omnimmune Corp. and Collexis Holdings, Inc.  He is also a co-founder and director of a number of private companies in and outside the biotech field.

We believe that Mr. Germain’s qualifications to sit on our Board include his years of experience in the biotech industry, his experience serving as a director of public companies, as well as his knowledge and familiarity with corporate finance.

Moria Kwiat	38
Dr. Kwiat became a director of the Company in May 2012.  Dr. Kwiat is an analyst at aMoon, a leading Israeli life sciences venture fund. Previously she was an analyst and consultant at Frost & Sullivan. Dr. Kwiat served as a research associate in the Department of Materials and NanoSciences, Faculty of Chemistry at Tel Aviv University from 2015 to 2016. She has a broad academic background and scientific experience in inter-disciplinary fields, with specific expertise in the interface between the biology and materials fields. She is the co-author of multiple scientific papers.  Dr. Kwiat holds a Post-Doctoral degree in nanotechnology and material sciences, a Ph.D. in Chemistry and a M.Sc and B.Sc. in Biotechnology, from Tel Aviv University.

We believe that Dr. Kwiat’s qualifications to sit on our Board include her knowledge and experience as a scientist and a researcher in the fields of biotechnology and nanotechnology.

Hava Meretzki	49
Ms. Meretzki became a director of the Company in October 2003. Ms. Meretzki is an attorney and a partner at the Meretzki law firm in Haifa, Israel.  Ms. Meretzki specializes in civil, trade and labor law, and she is the Chairman of the National Council of the Israel Bar Association. Ms. Meretzki received a Bachelor’s Degree in Law from the Hebrew University in 1991 and was admitted to the Israel Bar Association in 1993.

We believe that Ms. Meretzki’s qualifications to sit on our Board include her years of experience with legal and corporate governance matters.

Nachum Rosman*	72
Mr. Rosman became a director of the Company in October 2007. He provides management and consulting services to startup companies in the financial, organizational and human resource aspects of their operations.  Mr. Rosman also serves as the CEO of Simba Ltd. and as a director at several privately held companies.  Throughout his career, Mr. Rosman has held CEO and CFO positions in Israel, the United States and England.  In these positions he was responsible for, among other things, finance management, fund raising, acquisitions and technology sales.

Mr. Rosman holds a B.Sc. in Management Engineering and an M.Sc. in Operations Research from the Technion in Haifa, Israel.  Mr. Rosman also participated in a Ph.D. program in Investments and Financing at the Tel Aviv University, Israel.

We believe that Mr. Rosman’s qualifications to sit on our Board include his years of experience in the high-tech industry, as well as his knowledge and familiarity with corporate finance.

Doron Shorrer*	65
Mr. Shorrer became a director of the Company in October 2003.  Mr. Shorrer was one of the Company’s founders and served as its first Chairman until 2006.  Since 1998, Mr. Shorrer has served as the Chairman and CEO of Shorrer International Ltd., an investment and financial consulting company. Mr. Shorrer also serves as a director of Hebrew University employees and Massad Bank from the International Bank group.

Mr. Shorrer has served as a director of Provident Fund for employees of the Israel Electric Company Ltd. and between 1999 and 2004 he was Chairman of the board of directors of Phoenix Insurance Company, one of the largest insurance companies in Israel, and of Mivtachim Pension Funds Group, the largest pension fund in Israel. Prior to serving in these positions, Mr. Shorrer held senior positions that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of “Nechasim” of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; founder and managing partner of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Hebrew University Business Administration School; Chairman of Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy.  Among his many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector, in addition to consulting on economic, accounting and taxation issues to a diverse audience ranging from private concerns to government ministries.

Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant in Israel.

We believe that Mr. Shorrer’s qualifications to sit on our Board include his years of experience in the high-tech industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

Yaky Yanay	46
Mr. Yanay became a director of the Company in February 2015. He has served as our President from February 2014 and as our Co-CEO from March 2017. Mr. Yanay served as our Chief Financial Officer from November 2006 until February 2014 and from February 2015 until March 2017. He also served as our Chief Operating Officer from February 2014 until March 2017. From November 2006 to February 2014, he served as our Secretary and served as our Executive Vice President from March 2013 until February 2014. Prior to joining the Company, Mr. Yanay was the CFO of Elbit Vision Systems Ltd., a public company. Prior to that Mr. Yanay served as manager of audit groups of the technology sector at Ernst & Young Israel. Since September 2015, Mr. Yanay has served as Co-Chairman of Israel Advanced Technology Industries (IATI), the largest umbrella organization representing Israel’s high tech and life science industries. Mr. Yanay represents Israel’s life sciences industry and served on the Board of Directors of IATI for three years before he was appointed as Co-Chairman. Mr. Yanay serves as a director of Elbit Vision System Ltd. He also founded and served as Chairman of the “The Life Science Forum”.

Mr. Yanay holds a bachelor’s degree with honors in business administration and accounting from the College of Management Academic Studies of Rishon LeZion and is a Certified Public Accountant in Israel.

We believe that Mr. Yanay’s qualifications to sit on our Board include his years of experience in the medical technology industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

*
The Board determined that this director or nominee is “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2018.

Our Audit Committee has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm, or the Independent Auditors, for the current fiscal year, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

Neither our by-laws, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018.

The Board recommends a vote “FOR” the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

The Board held 12 meetings during Fiscal Year 2017. Throughout this period, each member of our Board who was a director in Fiscal Year 2017 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has two standing committees: the Compensation Committee and the Audit Committee.

Audit Committee. The members of our Audit Committee are Messrs. Shorrer, Rosman and Ben-Yoram.  Mr. Shorrer is the Chairman of the Audit Committee. Our Board has determined that Mr. Ben-Yoram is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Audit Committee include:

•	Appointing, compensating and retaining our registered independent public accounting firm;

•	Overseeing the work performed by any outside accounting firm;

•
Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

•	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held nine meetings during Fiscal Year 2017.

Compensation Committee. The members of our Compensation Committee are Messrs. Shorrer, Rosman and Ben-Yoram. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Compensation Committee include:

•	Reviewing and recommending to our Board the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

•	Administering our equity based plans and making recommendations to our Board with respect to our incentive–compensation plans and equity–based plans; and

•	Annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

Our Compensation Committee held nine meetings during Fiscal Year 2017.  The Compensation Committee did not receive advice from or retain any consultants during Fiscal Year 2017.

Nominating/Corporate Governance; Director Candidates.

We do not have a Nominating Committee or Corporate Governance Committee or any committees of a similar nature nor any charter governing the nomination process.  Our Board does not believe that such committees are needed for a company our size.  However, our independent directors will consider stockholder suggestions for additions to our Board.

All nominees to the Board are selected and recommended by a majority of independent directors of the Company. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our independent directors will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We have never received communications from stockholders recommending individuals to any of our independent directors. Therefore we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders.  In Fiscal Year 2017, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board.  We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Board Leadership Structure.  Our leadership structure includes the combined positions of Chairman of the Board and our Co-CEO. We believe this structure is appropriate for a company of our size and complexity because Mr. Aberman (a) has led the development of our products and is one of the pioneers of the allogeneic cell therapy industry, (b) is the individual most familiar with our business and industry, (c) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus, in the opinion of the Board, best positioned to develop agendas to ensure the Board’s time and attention are focused on matters which are critical to us, and (d) conveys a clear, cohesive message to our stockholders, employees and industry partners.

Mr. Aberman serves both as our Chairman of the Board and Co-CEO. In his position as Chairman of the Board, Mr. Aberman is responsible for setting the agenda and priorities of the Board. As Co-CEO, Mr. Aberman, along with Mr. Yanay, leads our day-to-day business operations and is directly accountable to the full Board. As Co-CEOs, Mr. Aberman and Mr. Yanay share day-to-day responsibility for our management operations and for general oversight of our business and the various management teams that are responsible for our day-to-day operations. We believe that this structure provides an efficient and effective leadership model for the Company to enable us to deliver better results and explore opportunities for the company and its investors.

Because the Chairman of the Board is also a Co-CEO, the Board has designated an independent director to serve as the lead independent director to enhance the Board’s ability to fulfill its responsibilities independently. The Board has appointed Doron Shorrer as lead independent director. The lead independent director serves as the liaison between the Chairman and the independent directors.

We believe that the combined role of Chairman and Co-CEO, together with an empowered lead independent director, is the optimal Board structure to provide independent oversight and management accountability while ensuring that our strategic plans are pursued to optimize long-term stockholder value.

Risk Oversight.  The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for our risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements.

While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed of such risks through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Co-CEOs and the CFO, who, together with management representatives of the relevant functional areas, review and assess our operations as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Our Board has adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board, our officers including our Co-CEOs (being our principal executive officers) and our CFO (being our principal financial and accounting officer) and our employees. Our Code of Business Conduct and Ethics is posted on our website at www.pluristem.com.

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Mr. Shorrer, one of our independent directors, our lead director, and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Shorrer considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Pluristem Therapeutics, Inc., c/o Doron Shorrer, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905.

ATTENDANCE AT SPECIAL AND ANNUAL STOCKHOLDER MEETINGS

We encourage our directors to attend our special and annual stockholders meetings. Mr. Aberman, our Co-CEO and Chairman of the Board and Mr. Yanay, our Co-CEO, president and director, attended our last annual stockholder meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

 The Compensation Committee of our Board is comprised solely of independent directors as defined by Nasdaq and non-employee directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Compensation Committee has the authority and responsibility to review and make recommendations to the Board regarding the compensation of our Co-CEOs and other executive officers.  Our named executive officers for Fiscal Year 2017 are those three individuals listed in the “Summary Compensation Table” below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Committees and Meetings of our Board—Compensation Committee” above.

At our 2017 stockholders meeting, we provided our stockholders with the opportunity to cast an advisory vote on our executive compensation. Over 76% of the votes cast on this “2017 say-on-pay vote” were voted in favor of the proposal. We have considered the 2017 say-on-pay vote and we believe that the support from our stockholders for the 2017 say-on-pay vote proposal indicates that our stockholders are supportive of our approach to executive compensation. At our 2013 stockholders meeting, our stockholders voted in favor of the proposal to hold say-on-pay votes every two years. We will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding our named executive officers.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract, hire, and retain talented and experienced executives;

•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success and the tenure of each team member as a factor in achieving such success;

•	focus executive behavior on achievement of our corporate objectives and strategy;

•	build a mechanism of “pay for performance”; and

•	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance.  Long-term incentives are intended to reward our long-term performance and executing our business strategy, and to strongly align named executive officers' interests with those of stockholders.

With respect to equity compensation, the Compensation Committee makes awards to executives under our stock option plans and other plans as approved by the Board. Executive compensation is paid or granted based on such matters as the Compensation Committee deems appropriate, including our financial and operating performance, the alignment of the interests of the executive officers and our stockholders, the performance of our common stock and our ability to attract and retain qualified individuals.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base salary or monthly compensation; (ii) performance based bonus; (iii) long-term equity incentive compensation in the form of periodic stock option and restricted stock unit, or RSU, grants; and (iv) benefits and perquisites.

In establishing overall executive compensation levels and making specific compensation decisions for our executive officers in 2017, the Compensation Committee considered a number of criteria, including the executive's position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution. In that regard, our Compensation Committee has decided to provide our Co-CEOs, Mr. Aberman and Mr. Yakey, base salaries, RSU awards and change-in-control provisions in their respective employment agreements, as opposed to certain terms contained in our CFO’s employment agreement and compensation package, based on their respective positions, seniority and scope of responsibilities.

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for our named executive officers, from time to time but not less than once a year.  The Compensation Committee also takes into consideration the Co-CEOs recommendations for executive compensation of other named executive officers. The Co-CEOs generally present these recommendations at the time of our Compensation Committee's review of executive compensation arrangements.

Base Salary

The Compensation Committee performs a review of base salaries / monthly compensation for our named executive officers from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), especially in Israel, where our named executive officers reside; independent third party market data such as compensation surveys to industry, including information relating to peer companies; individual experience and performance adjusted to reflect individual roles; and contribution to our clinical, regulatory, commercial and operational performance. None of the factors above has a dominant weight in determining the compensation of our executive officers, and our Compensation Committee considers the factors as a whole when considering such compensation.  In addition, our Compensation Committee may, from time to time, use comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies and not as part of an analysis or a formula.  We may also change the base salary / monthly compensation of an executive officer at other times due to market conditions. We believe that a competitive base salary / monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries / monthly compensation are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year. Compensation adjustments are made occasionally based on changes in an executive's level of responsibility, Company progress or on changed local and specific executive employment market conditions.

On June 21, 2017, the Board, in connection with the appointment of Mr. Yanay as Co-CEO, increased the monthly base salary of Mr. Yanay from 53,125 NIS to 80,000 NIS, effective July 1, 2017. With respect to the changes in Mr. Yanay’s monthly base salary, we conducted an analysis of salaries and monthly compensation received by CEO counterparts in public companies in the biotechnology industry and other comparable companies of similar size and stage of development, which are active mainly in Israel, as well as companies which are active in the United States, which included, among others, Athersys, Inc., Brainstorm Cell Therapeutics Inc., Capricor Theraputics, Inc., Geron Corporation, Mesoblast Limited, Neuroderm Ltd. and Protalix BioTheraputics, Inc.

Performance Based Bonus

Given the nature of our business, the determination of incentives for our executives is generally tied to their success in promoting our Company's development.  We are continually seeking non-dilutive sources of funding.  In addition, a key component of our strategy is to develop and manufacture cell therapy products for the treatment of multiple disorders through collaboration with other companies and entering into licensing agreements with such companies, such as our agreement with CHA Biotech Co. Ltd.  Therefore, in order to reward our Co-CEOs, each of them is entitled to a bonus calculated as a percentage of the amount received by us from non-dilutive funding from, among other things, corporate partnering and strategic deals (e.g., the exclusive license agreement dated June 19, 2011 between the Company and United Therapeutics Corporation). This is designed to support our business strategy of entering into multiple license agreements with pharmaceutical companies. The performance based bonus percentages are as follows: Mr. Aberman – 1.5% of amounts received by us from non-dilutive funding and strategic deals, and Mr. Yanay – 1% of such amounts. The difference in the percentage of the performance based bonus was determined based on the Compensation Committee’s assessment of the contribution and role of each of them in completing the licensing and strategic agreements. In addition, our executives may be entitled, from time to time, to a discretionary bonus that is in the Compensation Committee’s sole discretion. We paid no bonuses to our named executive officers in Fiscal Year 2017.

Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our Common Stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli based companies.  We do not have a formula relating to, and did not conduct any analysis of, the level of awards that is competitive within the biotechnology industry and Israeli based companies.

In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance.

RSU awards provide our executive officers with the right to purchase shares of our Common Stock at a par value of $0.00001, subject to continued employment with our Company. In recent years we granted our executive officers RSU awards.  We chose to grant RSU awards and not options because RSU awards, once vested, always have an immediate financial value to the holder thereof, unlike options where the exercise price might be below the current market price of the shares and therefore not have any intrinsic value to the holder thereof.  In the past, due to the high volatility of our stock price, options we granted were out of the money, and many of them still are.  In addition, because vested RSU awards always have financial value, as opposed to options, we were able to limit the number of securities issued to our executive officers and other employees, directors and consultants.  Our Co-CEOs are entitled to acceleration of the vesting of their stock options and RSUs in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested options and RSU and (2) if they resign, they will be entitled to acceleration of 50% of any unvested options and RSUs. In addition, Mr. Aberman is entitled to an acceleration of 100% of any unvested options and RSUs in the event of a change-in-control of us. All grants are approved by our Board.

Our RSUs generally vest over two years. Our currently serving named executive officers are entitled to acceleration of the vesting of their stock options and RSUs under certain circumstances. An executive officer is entitled to acceleration of 100% of any unvested options and RSUs upon such individual’s termination by the Company and acceleration of 50% of any unvested options and RSUs upon such individual’s resignation as an executive officer. In addition, our Co-CEO, Mr. Aberman, is entitled to an acceleration of 100% of any unvested options and RSUs in the event of our change-in-control. All grants are considered and approved by our Board.

Benefits and Perquisites

Generally, benefits available to our named executive officers are available to all employees on similar terms and include welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits in Israel.  We provide our named executive officers with a phone and a Company car, which are customary benefits in Israel to managers and officers.  Our Co-CEOs are also entitled to receive, once a year, a fixed sum equal to the amount of the monthly compensation of such Co-CEO.

In addition, in the event of termination of Mr. Aberman’s consulting agreement, he will be entitled to receive an adjustment fee equal to his monthly consulting fees multiplied by 3 plus the number of years the consulting agreement is in force from the second year, but in any event no more than nine years in the aggregate. Our Co-CEO, Mr. Yanay, may be entitled to a severance payment that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company and an additional adjustment fee equal to twice his monthly base salary. In accordance with applicable law, our CFO, Mr. Egozi, is entitled to severance pay upon termination of his employment for any reason, including retirement, equal to 8.333% of his monthly base salary.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development in Israel.  These benefits represent a relatively small portion of the executive officers' total compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and our annual report on Form 10-K for Fiscal Year 2017, or our 2017 Annual Report.

The following table shows the particulars of compensation paid to our named executive officers for the fiscal years ended June 30, 2017, 2016 and 2015. We do not currently have any other executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1)		Stock-based Awards(2)	All Other Compensation(3)	Total
Zami Aberman Co-CEO	2017	$492,950	(4)	$3,050,000	$16,462	$3,559,412
	2016	$519,050	(4)	$169,500	$21,074	$709,624
	2015	$484,400	(4)	$512,000	$18,813	$1,015,213

Yaky Yanay Co-CEO and President	2017	$253,037		$3,050,000	$22,093	$3,325,130
	2016	$245,312		$169,500	$21,721	$436,533
	2015	$249,000		$512,000	$25,721	$786,721

Erez Egozi	2017	$145,649		$293,821	$19,289	$458,759
CFO(5)

(1)           For the purpose of this table, salary payments paid in New Israeli Shekels, or NIS, were converted into U.S. dollars at the then current exchange rate for each payment.

(2)           The fair value recognized for the stock-based awards was determined as of the grant date in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal Year 2017 included in our 2017 Annual Report.

(3)           Represents cost to us in connection with car and a mobile phone expenses. We also pay our Co-CEOs the tax associated with these benefits, which are grossed-up. The amount paid for tax on such expenses is included in the salary column in the table above.

(4)           Amount includes $20,684, $18,910 and $19,054 paid to Mr. Aberman as compensation for his services as a director in the fiscal years ended June 30, 2017, 2016, and 2015, respectively and $43,503 paid to Mr. Aberman as redemption in cash of 27.5 unused vacation days in the fiscal year ended June 30, 2016.

(5)            Mr. Egozi was appointed as our Chief Financial Officer and Treasurer on March 29, 2017. The compensation above reflects amounts he received during the entirety of Fiscal Year 2017.

We have the following written agreements and other arrangements concerning compensation with our named executive officers:

(a)
Mr. Aberman is engaged with us as a consultant and receives a monthly consulting fee of $31,250. In addition, Mr. Aberman is entitled to receive annually an additional payment equal to one month’s consulting fee.  The U.S. dollar rate will be not less then 4.35 NIS per U.S. dollar.  All amounts above are paid plus value added tax.  Mr. Aberman is also entitled to one and a half percent (1.5%) of the amount received by us from non diluting funding and strategic deals.

(b)
Mr. Yanay's monthly salary is 53,125 NIS. In addition, Mr. Yanay is entitled to receive annually an additional amount equal to his monthly salary.  Pursuant to the terms of his employment agreement, Mr. Yanay is provided with a cellular phone and a Company car.

Furthermore, Mr. Yanay is entitled to a bonus of one percent (1.0%) from the amount received by us from non diluting funding and strategic deals.  Since August 2011, in addition to being an employee, we have engaged Mr. Yanay as a consultant. For his services as a consultant he receives a monthly consulting fee. Mr. Yanay’s salary is reduced by an amount equal to his consulting fee, resulting in no additional costs to the Company for the engagement of Mr. Yanay as a consultant.

On June 21, 2017, our Board, in connection with the appointment of Mr. Yanay as Co-CEO, increased Mr. Yanay’s base salary to 80,000 NIS, effective July 1, 2017. Mr. Yanay will also receive an annual fee of $20,000 for his services as a director of the Company.

(c)	Mr. Egozi’s monthly salary is 34,000 NIS. Pursuant to the terms of his employment agreement, Mr. Egozi is provided with a cellular phone and a Company car.

Potential Payments upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in-control) or a change of responsibilities following a change-in-control, except for the following: (i) in the event of termination of Mr. Aberman’s consulting agreement, he will be entitled to receive an adjustment fee that equals the monthly consulting fees multiplied by 3 plus the number of years the consulting agreement has been in force as of the second year, but in any event no more than nine years in the aggregate; (ii) Mr. Yanay may be entitled, under Israeli law and practice, to a severance payment that equals a month's salary for each twelve-month period of employment with the Company and an adjustment fee that equals the monthly base salary multiplied by 2.

In addition, Mr. Aberman and Mr. Yanay are entitled to acceleration of the vesting of their stock options and restricted stock in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested options and restricted stock and (2) if they resign, they will be entitled to acceleration of 50% of any unvested options and restricted stock. In addition, Mr. Aberman is entitled to acceleration of 100% of any unvested options and restricted stock in case our change-in-control or merger into another company.

The following table displays the value of what our Co-CEOs would have received from us had their employment been terminated, or a change-in-control of us happened on June 30, 2017.

Officer	Salary	Accelerated Vesting of Options and RSUs (1)		Total

Zami Aberman
Terminated due to officer resignation	$349,954	$1,412,000	(2)	$1,761,954
Terminated due to discharge of officer	$349,952	$2,824,000	(3)	$3,173,954
Change-in-control		$2,824,000	(4)	$2,824,000

Yaky Yanay
Terminated due to officer resignation	$134,359	$1,412,000	(2)	$1,546,359
Terminated due to discharge of officer	$134,359	$2,824,000	(3)	$2,958,359

(1)	Value shown represents the difference between the closing market price of our shares of common stock on June 30, 2017 of $1.28 per share and the applicable exercise price of each grant.

(2)	50% of all unvested options and RSUs issued under the applicable equity incentive plans vest upon a termination without cause under the terms of those plans.

(3)	All unvested options and RSUs issued under the applicable equity incentive plans vest upon a termination due to discharge.

(4)	All unvested options and RSUs issued under the applicable equity incentive plans vest upon a change-in-control under the terms of those plans.

Compensation Committee Members: Doron Shorrer Nachum Rosman Israel Ben-Yoram

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Board in the future.

Grants of Plan-Based Awards

The following table shows grants of plan-based equity awards made to our named executive officers during Fiscal Year 2017:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards ($)
Zami Aberman	December 29, 2016	200,000	(1)	$290,000
	June 22, 2017	2,000,000	(2)	$2,760,000

Yaky Yanay	December 29, 2016	200,000	(1)	$290,000
	June 22, 2017	2,000,000	(2)	$2,760,000

Erez Egozi	December 28, 2016	7,600	(3)	$11,552
	December 29, 2016	65,000	(4)	$89,759
	June 22, 2017	150,000	(5)	$192,510

(1)
Grant of RSUs was made pursuant to our 2016 Equity Compensation Plan, or the 2016 Plan. The grant vests over a two-year period from the date of grant, as follows: 25% after 6 months from the grant and the remaining shares vest in 6 equal installments every 3 months thereafter.

(2)
Grant of 1,000,000 RSUs was made pursuant to the 2016 plan, and grant of 1,000,000 RSUs was made pursuant to our amended and restated 2005 Stock Option Plan, or the 2005 plan. The grant vests over a four-year period from the date of grant, as follows: 12.5% after 6 months from the date of the grant and the remaining shares vest in 14 equal installments every 3 months thereafter.

(3)	Grant of RSUs was made pursuant to the 2016 Plan. The grant vested on February 1, 2017. The shares were sold during the quarter ended March 31, 2017.
(4)
Grant of RSUs was made pursuant to the 2016 Plan. 35,000 RSUs vest over a two-year period from the date of grant, as follows: 25% after 6 months from the date of grant and the remaining shares vest in 6 equal installments every 3 months thereafter. 30,000 RSUs will vest upon achievement of certain operational and financial goals.

(5)
Grant of RSUs was made pursuant to the 2016 Plan. The grant vests over a four-year period from the date of grant, as follows: 12.5% after 6 months from date of grant and the remaining shares vest in 14 equal installments every 3 months thereafter.

Outstanding Equity Awards at the End of Fiscal Year 2017

The following table presents the outstanding equity awards held as of June 30, 2017 by our named executive officers:

Number of Securities Underlying Unexercised
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares that have not vested		Market value of shares that have not vested
Zami Aberman	105,000	-	$4.38	12/25/2017	-		-
	110,000	-	$0.62	10/30/2018	-		-
	-	-	-	-	56,250	(1)	$72,000
	-	-	-	-	150,000	(2)	$192,000
	-	-	-	-	2,000,000	(3)	$2,560,000
Yaky Yanay	62,500	-	$4.38	12/25/2017	-		-
	55,000	-	$0.62	10/30/2018	-		-
	-	-	-	-	56,250	(1)	$72,000
	-	-	-	-	150,000	(2)	$192,000
	-	-	-	-	2,000,000	(3)	$2,560,000
Erez Egozi	-	-	-	-	9,750	(4)	$12,480
	-	-	-	-	44,250	(5)	$56,640
	-	-	-	-	150,000	(6)	$192,000

(1)	56,250 RSUs vest in 3 installments of 18,750 shares on July 5, 2017, and every three months thereafter.

(2)	150,000 RSUs vest in 6 installments of 25,000 shares on September 29, 2017, and every three months thereafter.

(3)	2,000,000 RSUs vest as follows: 12.5% on December 21, 2017. The remaining shares vest in 14 equal installments of 125,000 shares every 3 months thereafter.

(4)	7,500 RSUs vest in 3 installments of 2,500 shares on July 5, 2016 and every three months thereafter. 2,250 RSUs vest upon the achievement of certain operational and financial goals.

(5)	26,250 RSUs vest in 6 installments of 4,375 shares on September 29, 2017 and every three months thereafter. 18,000 RSUs vest upon the achievement of certain operational and financial goals.

(6)	150,000 RSUs vest as follows: 12.5% on December 21, 2017. The remaining shares vest in 14 equal installments of 9,375 shares every 3 months thereafter.

Option Exercises and Stock Vested

The following table presents the option exercises and stock vested awards during Fiscal Year 2017 by our named executive officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Zami Aberman	243,750	$337,250
Yaky Yanay	243,750	$337,250
Erez Egozi	62,850	$86,325

Long-Term Incentive Plans

We have no long-term incentive plans, other than the 2005 Plan and the 2016 Plan.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2017, Mr. Shorrer, Mr. Rosman, and Mr. Ben-Yoram served as the members of our Compensation Committee.  None of the members of our Compensation Committee is, or has been, an officer or employee of ours or of our subsidiary.

During the last year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee; (2) a director of another entity, one of whose executive officers served on the compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board.

Compensation of Directors

 The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal Year 2017:

Name	Fees Earned or Paid in Cash	Stock-based Awards (1)	Total
Mark Germain	$18,285	$94,975	$113,260
Nachum Rosman	26,366	96,425	122,791
Doron Shorrer	31,580	96,425	128,005
Hava Meretzki	21,040	65,250	86,290
Isaac Braun	23,906	65,250	89,156
Israel Ben-Yoram	28,101	96,425	124,526
Moria Kwiat	23,398	65,250	88,648

(1)
The fair value recognized for the stock-based awards was determined as of the grant date in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal Year 2017 included in our 2017 Annual Report.

We reimburse our directors for expenses incurred in connection with attending board meetings and provide the following compensation for directors: annual compensation of $12,500; meeting participation fees of $935 per in-person meeting; and for meeting participation by telephone, $435 per meeting. The Board has determined that the dollar rate would be not less then 4.25 NIS per U.S. dollar. The directors are also entitled to two and a half percent (2.5%) in cash based on amounts received by us from non-diluting funding and strategic deals.

During Fiscal Year 2017 we paid a total of $172,677 in cash to directors as compensation. This amount does not include compensation to Mr. Aberman and Mr. Yanay in their respective capacities as directors, which are reflected in the Summary Compensation Table for Fiscal Year 2017 above. As of June 30, 2017, we granted our directors (not including the Chairman and Co-CEO and our Co-CEO and President) 3,761,998 options, restricted shares and RSUs (not including 440,147 options that had expired as of June 30, 2017) of which 2,843,880 were exercisable or vested, as the case may be, as follows:

Name	Total of Options, restricted shares and RSUs Granted		Total of Options, restricted shares and RSUs exercisable and vested
Mark Germain	621,208	(1)	443,011
Nachum Rosman	653,458		382,966
Doron Shorrer	682,208	(2)	613,958
Hava Meretzki	467,708	(3)	420,833
Isaac Braun	467,708	(4)	420,833
Israel Ben-Yoram	669,708	(5)	421,654
Moria Kwiat	200,000		140,625
Total	3,761,998		2,843,880

(1)	Excludes 250,000 options that have expired as of June 30, 2017.

(2)	Excludes 64,256 options that have expired as of June 30, 2017.

(3)	Excludes 42,692 options that have expired as of June 30, 2017.

(4)	Excludes 41,423 options that have expired as of June 30, 2017.

(5)	Excludes 41,776 options that have expired as of June 30, 2017.

The vesting of directors’ stock options, RSUs and restricted stock accelerates in the following circumstances: (1) termination of a director’s position by the stockholders will result in the acceleration of 100% of any unvested options, RSUs and restricted stock and (2) termination of a director’s position by resignation will result in the acceleration of 50% of any unvested options, RSUs and restricted stock.

Other than as described in the preceding four paragraphs, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2017, all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for Fiscal Year 2017; (2) discussed with the Independent Auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our 2017 Annual Report, for filing with the SEC.

By the Audit Committee of the Board of Directors of Pluristem Therapeutics Inc. Doron Shorrer, Chairman Nachum Rosman Israel Ben-Yoram

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained the Independent Auditors, as our independent registered public accounting firm for Fiscal Year 2017. The Independent Auditors have performed the audit of our financial statements since inception. Neither the Independent Auditors nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. We do not expect to have a representative of the Independent Auditors attend the Meeting. The following table summarizes the fees the Independent Auditors billed for the last two fiscal years:

	Twelve months ended on June 30, 2017	Twelve months ended on June 30, 2016

Audit Fees	$147,000	$103,000

Audit-Related Fees	None	None

Tax Fees	$18,283	$8,284

All Other Fees	$29,706	$16,747

Total Fees	$194,989	$128,031

Audit Fees. These fees were comprised of (i) professional services rendered in connection with the audit of our consolidated financial statements for our annual report on Form 10-K and internal control over financial reporting, (ii) the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q, (iii) audit services provided in connection with other regulatory or statutory fillings and (iv) fees related to the equity offering we closed in January 2017.

Tax Fees. These fees relate to our tax compliance and tax advisory projects.

All Other Fees. These fees were comprised of fees related to assistance in preparation of Israel Innovation Authority and the European Union Horizon 2020 program applications as well as other incentive applications.

Pre-Approval Policies and Procedures

SEC rules require that before the Independent Auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our Audit Committee; or

2.
entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Audit Committee has considered the nature and amount of fees billed by the Independent Auditors, and believes that the provision of services for activities unrelated to the audit is compatible with maintaining the Independent Auditors’ independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and monitors all related person transactions which may be entered into by the Company as required by rules of Nasdaq.

Except for the compensation arrangements described above, no director, executive officer, principal stockholder holding at least 5% of our Common Stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during Fiscal Year 2017 in which the amount involved in the transaction exceeded or exceeds $120,000.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by December 15, 2018.

Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by March 1, 2019.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT1

The following table sets forth certain information, to the best knowledge and belief of the Company, as of, April 2, 2018 (unless provided herein otherwise), with respect to holdings of our Common Stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (2) each of our current directors; (3) each of our named executive officers; and (4) all of our current directors and our current executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage

Directors and Named Executive Officers

Zami Aberman Co-CEO, Chairman of the Board and Director	2,839,698	(2)	2.56%

Yaky Yanay Co-CEO, President and Director	2,073,115	(3)	1.87%

Erez Egozi Chief Financial Officer and Treasurer	141,000		*

Israel Ben-Yoram Director	454,968		*

Isaac Braun Director	425,833	(4)	*

Mark Germain Director	455,575	(5)	*

Moria Kwiat Director	170,625		*

Hava Meretzki Director	425,833	(6)	*

Nachum Rosman Director	390,030	(7)	*

Doron Shorrer Director	632,272	(8)	*

Directors and Executive Officers as a group (10 persons)	8,008,949	(9)	7.20%

* = less than 1%

(1) Based on 110,867,819 shares of Common Stock issued and outstanding as of April 2, 2018. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes options to acquire 110,000 shares.

(3) Includes options to acquire 55,000 shares.

(4) Includes options to acquire 27,500 shares.

(5) Includes options to acquire 27,500 shares.

(6) Includes options to acquire 27,500 shares.

(7) Includes options to acquire 27,500 shares.

(8) Includes options to acquire 27,500 shares.

(9) Includes options to acquire 302,500 shares.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at Pluristem Theraputics, Inc., Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905 or by phone at 011-972-74-710-8662.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

VOTING

IF YOU ARE THE HOLDER OF RECORD OF YOUR SHARES, YOU MAY VOTE YOUR SHARES OVER THE INTERNET AT WWW.VOTEPROXY.COM OR OVER THE TELEPHONE BY CALLING TOLL-FREE 1-800-PROXIES (1-800-776-9437) IN THE UNITED STATES OR 1-718-921-8500 FROM FOREIGN COUNTIES  AND FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROXY CARD.

IF YOU  DO NOT WISH TO VOTE BY INTERNET OR TELEPHONE, YOU MAY REQUST A PAPER PROXY CARD. IF YOU CHOOSE TO DO SO, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE RETURN ENVELOPE THAT WE SEND YOU UPON YOUR REQUEST.

A PROMPT RETURN OF A PAPER PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER COMMUNICATIONS OR MAILINGS.

By Order of the Board of Directors

/s/ Yaky Yanay

Yaky Yanay
Co-Chief Executive Officer and President

Haifa, Israel
April 3, 2018

PLURISTEM THERAPEUTICS INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 31, 2018

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURISTEM THERAPEUTICS INC.

The undersigned stockholder of Pluristem Therapeutics Inc. (the “Company”) hereby appoints Zami Aberman and Yaky Yanay, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held at the Company's offices at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905 on Thursday, May 31, 2018 at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

VOTE VIA THE INTERNET: www.voteproxy.com
VOTE VIA THE TELEPHONE: 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PLURISTEM THERAPEUTICS INC.

May 31, 2018

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://www.astproxyportal.com/ast/15665/
Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
 YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.	1.
Proposal No. 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the stockholders and until their successors shall have been duly elected and qualified:

			FOR	AGAINST	ABSTAIN
		Zami Aberman	☐	☐	☐
		Israel Ben-Yoram	☐	☐	☐
		Isaac Braun	☐	☐	☐
		Mark Germain	☐	☐	☐
		Moria Kwiat	☐	☐	☐
		Hava Meretzki	☐	☐	☐
		Nachum Rosman	☐	☐	☐
		Doron Shorrer	☐	☐	☐
		Yaky Yanay	☐	☐	☐

2.
Proposal No. 2 - To ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018.
			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐		MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.